Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 033-87304) pertaining to the 401(k) Plan of Gibraltar Steel Corporation and Profit Sharing and Retirement Plan of Gibraltar Strip Steel, Inc.,

(2)	Registration Statement (Form S-8 No. 033-89196) pertaining to the Incentive Stock Option Plan, Non-Qualified Stock Option Plan and the Restricted Stock Plan of Gibraltar Steel Corporation,

(3)	Registration Statement (Form S-8 No. 333-10821) pertaining to the Incentive Stock Option Plan Second Amendment and Restatement and the Non-Qualified Stock Option Plan First Amendment and Restatement of Gibraltar Steel Corporation,

(4)	Registration Statement (Form S-8 No. 333-56735) pertaining to the Incentive Stock Option Plan Third Amendment and Restatement of Gibraltar Steel Corporation,

(5)	Registration Statement (From S-8 No. 333-143582) pertaining to the Gibraltar Industries, Inc. 2005 Equity Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-147117) pertaining to the registration of 437,911 shares of its common stock related to the Gibraltar Industries, Inc. 2005 Equity Incentive Plan
of our reports dated February 26, 2008, with respect to the consolidated financial statements of Gibraltar Industries, Inc. and the effectiveness of internal control over financial reporting of Gibraltar Industries, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Buffalo, New York
September 29, 2008

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